EXHIBIT 99.1

FOR IMMEDIATE RELEASE

Waste Management Announces First Quarter Earnings

Strong Income from Operations growth of 9% led to Operating Cash growth of 12%	FOR MORE INFORMATION Waste Management Web site www.wm.com Analysts Ed Egl 713.265.1656 eegl@wm.com Media Tiffiany Moehring 720.346.5372 tmoehrin@wm.com

HOUSTON – April 20, 2018 – Waste Management, Inc. (NYSE: WM) today announced financial results for its quarter ended March 31, 2018. Revenues for the first quarter of 2018 were $3.51 billion compared with $3.44 billion for the same 2017 period. Net income for the quarter was $396 million, or $0.91 per diluted share, compared with $298 million, or $0.67 per diluted share, for the first quarter of 2017.(a) On an as-adjusted basis in the first quarter of 2017, net income was $291 million, or $0.66 per diluted share.(b)

Jim Fish, President and Chief Executive Officer of Waste Management, commented, “We delivered strong operating and financial results in the first quarter.  We saw organic revenue growth of 6% in our collection and disposal business, which drove the almost 8% increase in the Company’s operating EBITDA for the quarter.(c) This strong operational performance resulted in robust net cash provided by operating activities and free cash flow, which allowed us to return $456 million to our shareholders in dividends and share repurchases and to spend $248 million on acquisitions.

“The traditional solid waste business is in exceptional health, and we achieved outstanding results despite significant challenges presented by external market factors in the recycling line of business.  The great start to 2018 shows how well we are executing upon our strategic plan, and we will continue with the focus and discipline required to produce strong results in the face of the challenging recycling environment.”

KEY HIGHLIGHTS FOR THE FIRST QUARTER 2018

Revenue Growth

•

In the first quarter, revenue growth was driven by strong yield and volume growth in the Company’s collection and disposal business, which contributed $160 million of incremental revenue.  This was partially offset by a decline in revenue from the Company’s recycling line of business, which fell by $77 million on a year-over-year basis in the first quarter of 2018.

•

Core price, which consists of price increases net of rollbacks and fees, excluding the Company’s fuel surcharge, was 4.9%, compared to 5.1% in the first quarter of 2017 and 4.8% in the fourth quarter of 2017.(d)

• Internal revenue growth from yield for collection and disposal operations was 2.3% for the first quarter versus 2.0% in the first quarter of 2017.
•

Traditional solid waste internal revenue growth from volume was 3.0%, or 3.4% on a workday adjusted basis, in the first quarter of 2018.  Total Company internal revenue growth from volume, which includes our recycling and other ancillary businesses, was 2.6%, or 3.0% on a workday adjusted basis, in the first quarter.

Recycling

•

Average recycling commodity prices at the Company’s facilities were approximately 36% lower in the first quarter of 2018 compared to the prior year period.  Recycling volumes decreased about 1% in the first quarter of 2018.  Results in the Company’s recycling line of business declined by $0.08 per diluted share when compared to the first quarter of 2017.

Cost Management & Profitability

•	As a percent of revenue, total Company operating expenses were 62.2% in the first quarter of 2018 compared to 63.0% in the first quarter of 2017.
•	As a percent of revenue, SG&A expenses were 10.6% in the first quarter of 2018 compared to 11.3% in the first quarter of 2017.
•	Operating EBITDA was $955 million for the first quarter of 2018, an increase of $69 million, or 7.8%, from the first quarter of 2017.

Free Cash Flow & Capital Allocation

•	Net cash provided by operating activities was $809 million in the first quarter of 2018, an increase of $87 million, or 12.0%, when compared to the first quarter of 2017.
•	Capital expenditures were $400 million in the first quarter of 2018, a $68 million increase from the first quarter of 2017.
•	Free cash flow was $423 million in the first quarter of 2018 compared to $397 million in the first quarter of 2017.(b)
•	The Company paid $206 million of dividends to shareholders and paid $250 million to repurchase shares in the first quarter of 2018.
•	The Company spent $248 million on acquisitions of traditional solid waste businesses during the first quarter of 2018.

Taxes

•

The Company’s effective tax rate for the first quarter of 2018 was approximately 23%.  The Company expects its 2018 full-year tax rate to be between 24% and 25%, which is lower than previous expectations due to additional clarity on the impacts of tax reform.

Fish concluded, “2018 is off to a very good start for us and the results give us confidence that we are on track to achieve our full-year 2018 guidance of adjusted earnings per diluted share of between $3.97 and $4.05 and free cash flow of between $1.95 and $2.05 billion.(b)  Our employees have continued to deliver strong performance and are focused on delivering exceptional customer service, growing profitable volumes, and improving our cost structure to produce another successful year for Waste Management.”

(a)	For purposes of this press release, all references to “Net income” refer to the financial statement line item “Net income attributable to Waste Management, Inc.”

(b)

Adjusted earnings per diluted share, adjusted net income, and free cash flow are non-GAAP measures. Please see “Non-GAAP Financial Measures” below and the reconciliations in the accompanying schedules for more information.

(c)	Management defines operating EBITDA as GAAP income from operations before depreciation and amortization; this measure may not be comparable to similarly-titled measures reported by other companies.

(d)

Core price is a performance metric used by management to evaluate the effectiveness of our pricing strategies; it is not derived from our financial statements and may not be comparable to measures presented by other companies.  Core price is based on certain historical assumptions, which may differ from actual results, to allow for comparability between reporting periods and to reveal trends in results over time.

The Company will host a conference call at 10:00 AM (Eastern) today to discuss the first quarter results.  Information contained within this press release will be referenced and should be considered in conjunction with the call.

The conference call will be webcast live from the Investor Relations section of Waste Management’s website www.wm.com. To access the conference call by telephone, please dial (877) 710-6139 approximately 10 minutes prior to the scheduled start of the call.  If you are calling from outside of the United States or Canada, please dial (706) 643-7398.  Please utilize conference ID number 3888516 when prompted by the conference call operator.

A replay of the conference call will be available on the Company’s website www.wm.com and by telephone from approximately 1:00 PM (Eastern) today through 5:00 PM (Eastern) on Friday, May 4, 2018. To access the replay telephonically, please dial (855) 859-2056, or from outside of the United States or Canada dial (404) 537-3406, and use the replay conference ID number 3888516.

ABOUT WASTE MANAGEMENT

Waste Management, based in Houston, Texas, is the leading provider of comprehensive waste management environmental services in North America. Through its subsidiaries, the Company provides collection, transfer, disposal services, and recycling and resource recovery. It is also a leading developer, operator and owner of landfill gas-to-energy facilities in the United States. The Company’s customers include residential, commercial, industrial, and municipal customers throughout North America. To learn more information about Waste Management, visit www.wm.com or www.thinkgreen.com.

FORWARD-LOOKING STATEMENTS

The Company, from time to time, provides estimates of financial and other data, comments on expectations relating to future periods and makes statements of opinion, view or belief about current and future events. This press release contains a number of such forward-looking statements, including but not limited to statements regarding 2018 earnings per diluted share; 2018 free cash flow; 2018 tax rate; growth of profitable volumes; improving cost structure; future strong performance, results and business success and ability of our recycling line of business to overcome challenges.  You should view these statements with caution. They are based on the facts and circumstances known to the Company as of the date the statements are made. These forward-looking statements are subject to risks and uncertainties that could cause actual results to be materially different from those set forth in such forward-looking statements, including but not limited to, increased competition; pricing actions; failure to implement our optimization, growth, and cost savings initiatives and overall business strategy; failure to identify acquisition targets and negotiate attractive terms; failure to consummate or integrate such acquisitions; failure to obtain the results anticipated from acquisitions; environmental and other regulations; commodity price fluctuations; international trade restrictions; disposal alternatives and waste diversion; declining waste volumes; failure to develop and protect new technology; significant environmental or other incidents resulting in liabilities and brand damage; weakness in economic conditions; failure to obtain and maintain necessary permits; labor disruptions; impairment charges; and negative outcomes of litigation or governmental proceedings.  Please also see the Company’s filings with the SEC, including Part I, Item 1A of the Company’s most recently filed Annual Report on Form 10-K, for additional information regarding these and other risks and uncertainties applicable to our business.  The Company assumes no obligation to update any forward-looking statement, including financial estimates and forecasts, whether as a result of future events, circumstances or developments or otherwise.

NON-GAAP FINANCIAL MEASURES

To supplement its financial information, the Company, in some instances, has presented adjusted earnings per diluted share, adjusted net income and free cash flow, and has also presented projections of adjusted earnings per diluted share and free cash flow; these are non-GAAP financial measures, as defined in Regulation G of the Securities Exchange Act of 1934, as amended. The Company reports its financial results in compliance with GAAP but believes that also discussing non-GAAP measures provides investors with (i) additional, meaningful comparisons of current results to prior periods’ results by excluding items that the Company does not believe reflect its fundamental business performance and are not representative or indicative of its results of operations and (ii) financial measures the Company uses in the management of its business.

The Company’s projected full year 2018 earnings per diluted share are anticipated to exclude the effects of events or circumstances in 2018 that are not representative or indicative of the Company’s results of operations. Such excluded items are not currently determinable, but may be significant, such as asset impairments and one-time items, charges, gains or losses from divestitures or litigation, or other items. Due to the uncertainty of the likelihood, amount and timing of any such items, the Company does not have information available to provide a quantitative reconciliation of adjusted projected full-year earnings per diluted share to the comparable GAAP measures.

The Company discusses free cash flow because the Company believes that it is indicative of its ability to pay its quarterly dividends, repurchase common stock, fund acquisitions and other investments and, in the absence of refinancings, to repay its debt obligations. Free cash flow is not intended to replace “Net cash provided by operating activities,” which is the most comparable GAAP measure. The Company believes free cash flow gives investors useful insight into how the Company views its liquidity, but the use of free cash flow as a liquidity measure has material limitations because it excludes certain expenditures that are required or that the Company has committed to, such as declared dividend payments and debt service requirements. The Company defines free cash flow as net cash provided by operating activities, less capital expenditures, plus proceeds from divestitures of businesses and other assets (net of cash divested); this definition may not be comparable to similarly-titled measures reported by other companies.

The quantitative reconciliations of non-GAAP measures used herein to the most comparable GAAP measures are included in the accompanying schedules, with the exception of projected earnings per diluted share. Non-GAAP measures should not be considered a substitute for financial measures presented in accordance with GAAP.

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Waste Management, Inc.

Condensed Consolidated Statements of Operations

(In Millions, Except Per Share Amounts)

(Unaudited)

	Three Months Ended
	March 31,
	2018	2017

Operating revenues	$3,511	$3,440

Costs and expenses:
Operating	2,184	2,166
Selling, general and administrative	373	390
Depreciation and amortization	347	328
Restructuring	2	1
Net gain from divestitures	(3)	(3)
	2,903	2,882
Income from operations	608	558

Other income (expense):
Interest expense, net	(91)	(92)
Equity in net losses of unconsolidated entities	(7)	(32)
Other, net	1	-
	(97)	(124)

Income before income taxes	511	434
Income tax expense	116	137
Consolidated net income	395	297
Less: Net loss attributable to noncontrolling interests	(1)	(1)
Net income attributable to Waste Management, Inc.	$396	$298

Basic earnings per common share	$0.91	$0.68

Diluted earnings per common share	$0.91	$0.67

Basic common shares outstanding	433.3	441.3

Diluted common shares outstanding	435.8	444.1

Cash dividends declared per common share	$0.465	$0.425

Waste Management, Inc.

Condensed Consolidated Balance Sheets

(In Millions)

(Unaudited)

	March 31,	December 31,
	2018	2017

Assets

Current assets:
Cash and cash equivalents	$52	$22
Receivables, net	2,204	2,374
Other	235	228
Total current assets	2,491	2,624

Property and equipment, net	11,637	11,559
Goodwill	6,327	6,247
Other intangible assets, net	597	547
Other assets	1,054	852
Total assets	$22,106	$21,829

Liabilities and Equity

Current liabilities:
Accounts payable, accrued liabilities, and deferred revenues	$2,317	$2,523
Current portion of long-term debt	1,056	739
Total current liabilities	3,373	3,262

Long-term debt, less current portion	8,901	8,752
Other liabilities	3,767	3,773
Total liabilities	16,041	15,787

Equity:
Waste Management, Inc. stockholders’ equity	6,044	6,019
Noncontrolling interests	21	23
Total equity	6,065	6,042
Total liabilities and equity	$22,106	$21,829

Waste Management, Inc.

Condensed Consolidated Statements of Cash Flows

(In Millions)

(Unaudited)

	Three Months Ended
	March 31,
	2018	2017

Cash flows from operating activities:
Consolidated net income	$395	$297
Adjustments to reconcile consolidated net income to net cash provided by operating activities:
Depreciation and amortization	347	328
Other	42	131
Change in operating assets and liabilities, net of effects of acquisitions and divestitures	25	(34)
Net cash provided by operating activities	809	722

Cash flows from investing activities:
Acquisitions of businesses, net of cash acquired	(246)	(8)
Capital expenditures	(400)	(332)
Proceeds from divestitures of businesses and other assets (net of cash divested)	14	7
Other, net	(5)	(4)
Net cash used in investing activities	(637)	(337)

Cash flows from financing activities:
New borrowings	61	54
Debt repayments	(80)	(541)
Net commercial paper borrowings	471	210
Common stock repurchase program	(250)	-
Cash dividends	(206)	(194)
Exercise of common stock options	23	77
Tax payments associated with equity-based compensation transactions	(28)	(32)
Other, net	(29)	41
Net cash used in financing activities	(38)	(385)

Effect of exchange rate changes on cash, cash equivalents and restricted cash and cash equivalents	(1)	-

Increase in cash, cash equivalents and restricted cash and cash equivalents	133	-

Cash, cash equivalents and restricted cash and cash equivalents at beginning of period	293	94

Cash, cash equivalents and restricted cash and cash equivalents at end of period	$426	$94

Prior year information has been revised to reflect the adoption of Accounting Standards Update (ASU) 2016-15 and ASU 2016-18 and conform to our current year presentation.

Waste Management, Inc.

Revenue Data

(In Millions)

(Unaudited)

Operating Revenues by Lines of Business

	Three Months Ended
	March 31,
	2018	2017
Collection
Commercial	$955	$911
Residential	614	621
Industrial	637	603
Other	101	100
Total Collection	2,307	2,235
Landfill	805	739
Transfer	375	366
Recycling	312	372
Other	427	400
Intercompany (a)	(715)	(672)
Total	$3,511	$3,440

Internal Revenue Growth

	Period-to-Period Change for the Three Months Ended March 31, 2018 vs. 2017
	As a% of Related Business	As a% of Total Company
Collection and disposal	2.3%
Recycling commodities	(19.7%)
Fuel surcharges and mandated fees	20.3%
Total average yield		0.6%
Volume		2.6%
Internal revenue growth		3.2%
Acquisitions		0.8%
Divestitures		(0.3%)
Foreign currency translation and other		(1.6%)
Total		2.1%

(a) Intercompany revenues between lines of business are eliminated within the Condensed Consolidated Financial Statements included herein.

Waste Management, Inc.

Summary Data Sheet

(In Millions)

(Unaudited)

Free Cash Flow Analysis (a)

	Three Months Ended
	March 31,
	2018	2017
Net cash provided by operating activities (b)	$809	$722
Capital expenditures	(400)	(332)
Proceeds from divestitures of businesses and other assets (net of cash divested)	14	7
Free cash flow	$423	$397

Supplemental Data
	Three Months Ended
	March 31,
	2018	2017

Debt-to-total capital	62.1%	62.0%

Internalization of waste, based on disposal costs	65.7%	65.7%

Total landfill disposal volumes (tons in millions)	26.2	25.3

Amortization, Accretion and Other Expenses for Landfills Included in Operating Groups:
	Three Months Ended
	March 31,
	2018	2017
Landfill amortization expense
Cost basis of landfill assets	$99.7	$89.5
Asset retirement costs	19.5	23.8
Total landfill amortization expense	119.2	113.3
Accretion and other related expense	19.7	19.3
Landfill amortization, accretion and other related expense	$138.9	$132.6

(a)    The summary of free cash flow has been prepared to highlight and facilitate understanding of the principal cash flow elements. Free cash flow is not a measure of financial performance under generally accepted accounting principles and is not intended to replace the consolidated statement of cash flows that was prepared in accordance with generally accepted accounting principles.

(b)    Prior year information has been revised to reflect the adoption of ASU 2016-18 and conform to our current year presentation.

Waste Management, Inc.

Reconciliation of Certain Non-GAAP Measures

(In Millions, Except Per Share Amounts)

(Unaudited)

	Three Months Ended March 31, 2017
	Income from Operations	Pre-tax Income	Tax Expense	Net Income	Per Share Amount
As reported amounts	$558	$434	$137	$298	$0.67
Adjustments:
Tax benefits related to equity-based compensation	-	-	32	(32)	(0.07)
Equity investment impairment	-	25	-	25	0.06
As adjusted amounts	$558	$459	$169	$291	$0.66

2018 Projected Free Cash Flow Reconciliation (a)
	Scenario 1	Scenario 2
Net cash provided by operating activities	$3,500	$3,600
Capital expenditures	(1,650)	(1,650)
Proceeds from divestitures of businesses and other assets (net of cash divested)	100	100
Free Cash Flow	$1,950	$2,050

(a)    The reconciliation includes two scenarios that illustrate our projected free cash flow range for 2018. The amounts used in the reconciliation are subject to many variables, some of which are not under our control and, therefore, are not necessarily indicative of actual results.